UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2005

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

(303) 967-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

2002 Long-Term Incentive Plan Amendment

On December 7, 2005, the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of First Data Corporation (the "Company") approved amendments to the Company's 2002 Long-Term Incentive Plan ("2002 LTIP") to authorize awards of restricted stock units under the 2002 LTIP, to make certain minor clarifications, and to clarify the authority of the Compensation Committee to amend outstanding awards under the 2002 LTIP.   An award of a restricted stock unit provides for a right to receive shares of Company common stock, or the fair market value thereof in cash, contingent upon the expiration of a specified restriction period, as well as additional restrictions as may be contained in the agreement evidencing an award of restricted stock units. Prior to the settlement of a restricted stock unit award, the holder will not have any rights as a stockholder of the Company, except that the Compensation Committee, in its sole discretion, may grant dividend equivalents with respect to the number of shares of Company common stock subject to the award. The minimum restriction period for restricted stock units is one year. The amendments provide the Compensation Committee with the flexibility to award various types of equity compensation to its global employees consistent with the purposes of the 2002 LTIP: (i) to advance the Company's interests by attracting and retaining key employees and other key individuals who perform services for the Company, a subsidiary or an affiliate, (ii) to align the interests of the Company's stockholders and recipients of awards under the 2002 LTIP by increasing the award recipients' proprietary interest in the Company's growth and success, and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders. A copy of the 2002 LTIP, as amended, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

1993 Director Stock Option Plan Amendment

On December 7, 2005, the Board of Directors of the Company also approved amendments to the Company's 1993 Director's Stock Option Plan to narrow the definition of a "Non-Employee Director" to any Director that has not been an employee of the Company or any of its subsidiaries or affiliates within the last twelve months and to require the Compensation Committee to determine that stock option grants are appropriate prior to granting such to Non-Employee Directors that serve at the request of the Company on the governing board of an entity in which the Company has a significant ownership or business interest.   A copy of the 1993 Director's Stock Option Plan, as amended, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Election of Executive Vice President

On December 7, 2005, David P. Bailis was elected as an Executive Vice President of the Company. For his services, Mr. Bailis will receive an annual base salary of $500,000 and will be eligible to receive an annual bonus based on the achievement of performance objectives determined by the Board of Directors or a duly authorized committee of the Board. His target annual bonus for 2006 will be $500,000 with the opportunity to receive a greater or lesser amount depending on the assessed level of performance. Mr. Bailis also was awarded a stock option grant for 150,000 shares of the Company's common stock which will expire on December 7, 2015. One half of this grant is immediately vested and exercisable and the other half will vest and become exercisable on December 7, 2007. In addition, Mr. Bailis was awarded 40,000 shares of restricted stock, which will vest in increments of one-fourth each year with the first increment vesting on December 7, 2006. He will be eligible to participate in the employee benefit plans and programs generally available to the Company's employees, including coverage under the Company's medical, dental, life and disability insurance plans, retirement plans, and employee stock purchase plan.

Item 8.01.    Other Events

On December 7, 2005, the Board of Directors of the Company adopted share ownership guidelines for directors and members of the management executive committee of the Company to promote the ownership of Company common stock by this group and the alignment of their interests with the interests of our shareholders. The guidelines are attached hereto as Exhibit 99.3.

Item 9.01.    Financial Statements and Exhibits

(d)        The following is a list of the Exhibits furnished herewith.

Exhibit

Number       Description of Exhibit

99.1         First Data Corporation 2002 Long-Term Incentive Plan, as amended December 7, 2005.

99.2         1993 Director's Stock Option Plan, as amended December 7, 2005.

99.3         Stock Ownership Guidelines.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: December 13, 2005	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	First Data Corporation 2002 Long-Term Incentive Plan, as amended December 7, 2005.
EX-99.2	1993 Director's Stock Option Plan, as amended December 7, 2005.
EX-99.3	Stock Ownership Guidelines.